UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On October 25, 2006, ViroPharma Incorporated (the “Company”) will present information regarding cytomegalovirus (CMV) at an educational event for investors. A copy of the presentation is set forth as Exhibit 99.1 attached hereto.

Certain statements in this report and the exhibit attached hereto contain forward-looking statements that involve a number of risks and uncertainties, including those relating to the market potential for maribavir, the Company’s anticipated schedule relating to its CMV clinical development program, and market research regarding changes in physician treatment paradigms if additional therapies such as maribavir become available. The Company’s actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. Conducting clinical trials for investigational pharmaceutical products is subject to risks and uncertainties. There can be no assurance that the Company’s studies as part of the CMV program can be conducted within the timeframe that the Company expects, that such studies will yield positive results, that the Company will be successful in gaining regulatory approval of its CMV product candidate with the anticipated product labeling, or at all, or that treatment paradigms would change in a manner that would be supportive of the market potential currently anticipated by the Company. These factors, and other factors, including, but not limited to those described in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this report and the attached exhibit. The forward-looking statements contained in this report and the attached exhibit may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation dated October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: October 25, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Presentation dated October 25, 2006.